                                                                      Exhibit 99

STOCK ORDER FORM                                        Key Capital Corporation
Note: In order to subscribe in the Community Offering, you must submit a properly completed original stock order form. Copies will not be accepted. Please read the Stock Order Form Guide and Instructions on the back of this form before completion.

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Deadline:  The Offering ends at __:__ _.m. Maryland Time, ___________, 1999.
Your Stock Order Form properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.

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Number of Shares                     Maximum
     (1)  Number of Shares         Price Per Share      (2)  Total Payment Due
          ---------------             $12.00                 ---------------
                              x                     =         $
          ---------------                                    ---------------



The minimum number of shares that may be subscribed for is 100. The maximum subscription order is 5,000 shares. In the event that the final purchase price is less than $12.00 per share, the difference will be refunded.

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Method of Payment
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(3)  [ ] Enclosed is a check, bank draft or money order payable to
         _____________, as Escrow Agent for Key Capital Corporation of
         $_________.

(4) [ ] I wish to pay by wire transfer. Please contact the Stock Information Center for wire instructions.

(5) [ ] I authorize Key Bank and Trust to make withdrawals from my Key Bank and Trust certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

            Account Number(s)                       Amounts(s)
------------------------------------------ --------------------

------------------------------------------ --------------------

------------------------------------------ --------------------

------------------------------------------ --------------------
                         Total Withdrawal
                                           --------------------

There is no penalty for early withdrawals used for this payment.


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Stock Registration
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
(6)  Form of stock ownership
        [ ] Individual          [ ] Uniform Transfers to Minors     [ ] Partnership
        [ ] Joint Tenants       [ ] Uniform Gifts to Minors         [ ] Individual Retirement Account
        [ ] Tenants in Common   [ ] Corporation                     [ ] Fiduciary/Trust (Under Agreement Dated ________)

-------------------------------------------------------------------- ---------------------------------------------------
Name                                                                 Social Security # or Tax I.D.
-------------------------------------------------------------------- ---------------------------------------------------
Name                                                                 Social Security # or Tax I.D.
-------------------------------------------------------------------- ---------------------------------------------------
Street Address                                                       Daytime Telephone
-------------------------------------------------------------------- ---------------------------------------------------
City                           State             Zip Code            Evening Telephone
-------------------------------------------------------------------- ---------------------------------------------------

Directors, Executive Officers and Employees of Key Bank and Trust
[ ]      Check here if you are a director, officer or employee of Key Bank and
Trust or a member of such person's immediate family.

NASD Affiliation (This section only applies to those individuals who meet the criteria below)

[ ]         Check if you are a member of the National Association of Securities
Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with the conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated
____________, 1999 and that I have reviewed all provisions therein including the following risks described in the section entitled "Risk Factors:" (i) credit risks related to lending specialties; (ii) industry risks related to construction and development lending; (iii) risks related to the proposed new banking subsidiaries and branch expansion; (iv) Key Operations' dependence on significant customer; (v) no prior market for the Common Stock and no assurance of an active and liquid trading market; (vi) substantial competition in the financial services industry; (vii) recent stock market volatility;
(viii) dependence on key personnel; (ix) control of the Company;
(x) geographic concentration; (xi) technology risks and Year 2000 problem; (xii) ability to make dividend payments; (xiii) government regulations; and (xiv) interest rate risk. I understand that I may not change or revoke my order once it is received by Key Capital Corporation. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return.

================================================================================

Signature THIS FORM MUST BE SIGNED AND DATED THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. If you need help completing this Form, call the Stock Information Center at (410) 363-7050.

---------------------------------------------------------------     -------------------------------------------------------------
Signature                  Title (if applicable)     Date           Signature                  Title (if applicable)     Date

---------------------------------------------------------------     -------------------------------------------------------------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

================================================================================

------------------------------------------------------------------------------
                  Date Rec'd __/__/__       Order # ________ Batch # ________
OFFICE USE        Check #  _________        Category _______
                  Amount $________          Initials _________
------------------------------------------------------------------------------


Stock Information Center
7F Gwynns Mill Court
Owings Mills, Maryland 21117
(410) 363-7050

Stock Ownership Guide
---------------------
Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

Individual - The share are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with right of survivorship identifies two or more owns. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When shares are held by tenants in common stock, upon the death of one co-tenant ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make share purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. Key Bank and Trust does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account. There will be no early withdrawal or IRS penalties incurred in these transactions.

Uniform Gifts to Minors - For residents of may states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age. On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Services state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Maryland Transfers to Minor Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act MD. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

Corporate/Partnership - Corporation/Partnerships may purchase shares. Please provide the Corporation/Partnership's legal name and Tax I.D.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc. On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will. An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas
A. Smith Trust Under Agreement Dated 06/09/87.

Item Instruction
----------------
Items 1 and 2- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the maximum subscription price of $12.00 per share. The minimum purchase is 100 shares. The maximum amount any person may purchase is $_________. The Company reserves the right to waive these limits without notice to any subscriber and to reject the subscription of any order received in the Community Offering, if any, in whole or in part.

Item 3- Payment for shares may be made by check, bank draft or money order made payable to "__________________________, as Escrow Agent for Key Capital Corporation." DO NOT MAIL CASH. If the Community Offering is not completed by ___________, 1998 (unless extended by the Company) or the Offering is otherwise terminated by the Company, all subscription funds will be refunded in full without interest.

Item 4- To pay withdrawal from a savings account or certificate of deposit at Key Bank and Trust, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase shares in the Community Offering. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the Offering closes and will continue to earn interest at the account rate until then. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance with thereafter earn interest at Key Bank and Trust passbook rate.

Item 5- If you wish to pay by wire transfer, please check this box and contact the Stock Information Center.

Item 6- The stock transfer industry has developed a uniform system of shareholder registration that we will use in the issuance of Key Capital Corporation common stock. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", special account", etc.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide and refer to the instructions for Uniform Gifts to Minors/Uniform Transfers to Minors and Fiduciaries.